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                                                                    Exhibit A-12
                           ARTICLES OF ASSOCIATION OF
                       THE DARLINGTON WATER WORKS COMPANY

         We the undersigned hereby associate ourselves together, pursuant to the Statutes of the State of Indiana for the organization of corporations, by the following written articles.

                                   ARTICLE ONE

                                      NAME

         The name shall be The Darlington Water Works Company.

                                   ARTICLE TWO

                                  CAPITAL STOCK

         The Capital Stock of this Association shall be Twenty seven hundred Dollars ($2,700.00) divided into shares of One Hundred Dollars ($100.00)

                                  ARTICLE THREE

                                     OBJECT

         The object of this Association is to establish and maintain a system of pipelines, wells, pumping machinery and power houses for furnishing water for fire protection and private consumption, and the Association is to have all powers conferred by the laws of the State of Indiana applicable to the formation of such corporations.

                                  ARTICLE FOUR

                                PLACE OF BUSINESS

         The business of this Association shall be carried on in the Town of Darlington, Countyu of Montgomery, State of Indiana.

                                  ARTICLE FIVE

                          NUMBER AND NAMES OF DIRECTORS

         There shall be three Directors for this Corporation. The following Directors shall manage the affairs of this Corporation for the first year. F. W. Campbell, V. E. Craig, and James A. Peterson, Secretary and Treasurer.
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                                   ARTICLE SIX

                                TERM OF EXISTENCE

         The association shall have an existence of fifty years from the date hereof.

                                  ARTICLE SEVEN

                                 CORPORATE SEAL

         The seal of this corporation shall be a circular disc bearing the words "The Darlington Water Works Co., Darlington, Indiana," around the outer edge of the face, and the word "Seal" across the face thereof.

         IN WITNESS WHEREOF, we have hereunto set our hands this 4th day of September, 1906.

                                                      /s/  F. W. Campbell
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                                                      /s/  V. E. Craig
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                                                      /s/  James A. Peterson
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